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                                                                   EXHIBIT 10.7




                               April 19, 1996


To the Signatories of
This Letter Agreement


                 Letter Agreement Amending December 22, 1995 Loan and Security Agreement and Facility Letter Issued Pursuant Thereto
                 ------------------------

         The purpose of this letter agreement is to amend that certain Loan and Security Agreement, dated December 22, 1995 (the "Loan Agreement"), and the Facility Letter issued pursuant thereto in order to change the definition of those non-U.S. accounts that cannot qualify as eligible collateral under the Facility Letter, to extend to the Facility Letter the unused line fee charged in connection with U.S. commitments under the Loan Agreement, to modify the terms on which a permanent cash advance will be made by ADI U.K. to Argenbright Security, and to provide for reserves against the European Borrowing Base pending the making of the permanent cash advance. For convenience, capitalized terms used in this letter agreement and not defined herein are to have the meanings provided in the Loan Agreement.

         For TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signing this letter agreement hereby agrees as follows:

         1. As of the Closing Date, the Facility Letter shall be deemed to have been amended to include the following new section 7:

                 7.       Unused Line Fee.   From and after the Closing
                          Date, European Borrowers will pay to Lender the Unused Line Fee monthly in arrears on the first day of the month following the Closing Date and on the first day of each month thereafter. For the purposes of this Section 7, the Unused Line Fee shall be an amount equal to (i) U.S. $5,000,000 less the Dollar Equivalent of the average daily balance of the aggregate of the European Revolver Loans and the average face amount of any Letters of Credit issued for the account of the European Borrowers, during the preceding month, multiplied by (ii)
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                          three-eights of one percent (0.375%) per annum
                          (calculated on the basis of a 360-day year for the actual number of days elapsed).

         2. As of the Closing Date, the Facility Letter shall be deemed to have been amended to modify the definition of "Eligible European Account" to delete in its entirety subsection (iv) thereof and to insert therefor the following subsection (iv), reading as follows:
         "(iv) it is due for payment more than thirty (30) days after the original invoice date or it is unpaid more than sixty (60) days after the original invoice date."

         3. As of the Closing Date, the Facility Letter shall be deemed to have been amended to delete in its entirety the definition of "European Revolver Borrowing Base" and to insert therefor the following definition, reading as follows:

                          "European Revolver Borrowing Base - at any date of
                 determination thereof, an amount determined by reference to the latest timely-filed European Borrowing Base Certificate and equal to:

                 (1) the lesser of:

                          (a) the Dollar Equivalent of (i) $5,000,000; minus (ii) the face amount of any Letters of Credit issued for the account of the European Borrowers and outstanding at such date; or

                          (b) the Dollar Equivalent of (i) seventy-five percent (75%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the net amount of Eligible European Accounts outstanding and reflected in the most current European Borrowing Base Certificate; minus (ii) $500,000 (minus the Dollar amount of any Account excluded from the U.S. Revolver Borrowing Base pursuant to clause (iv) of paragraph (b) of the definition of U.S. Revolver Borrowing Base, in the amount so excluded up to an aggregate of $500,000); minus (iii) an amount equal to fifteen percent (15%) of the face amount of all Accounts owed to ADI Germany; and minus (iv) an amount equal to the sum of
                 (A) any amounts which European Borrowers are obligated to pay but do not pay when due and which Lender pays pursuant to any of the Loan Documents for the account of European Borrowers,
                 (B) the face amount of any Letters of Credit issued for the account of the European Borrowers outstanding at such date, and (C) such reserves as Lender in its sole discretion elects to establish from time to time; minus
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                 (2) for so long as the Permanent Advance shall not have been made, the Dollar Equivalent of $1,000,000.

                 For purposes hereof, the net amount of Eligible European Accounts at any time shall be the face amount of such Eligible European Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time."

         4. As of the Closing Date, the Facility Letter shall be deemed to have been amended to modify section 6 to delete in its entirety the introductory clause of subsection (i) thereof and to insert therefor the following introductory clause, reading as follows: "Maintain at all times for European Guarantor and European Borrowers (consolidated only as to such parties) Adjusted Tangible Net worth during the fiscal year ending December 31, 1996 of not less than Dollar Equivalent $800,000 and, during each fiscal year thereafter, of not less than the sum of...."

         5. As of the Closing Date, the Facility Letter shall be deemed to have been amended to modify section 6 to delete in its entirety subsection (iv) thereof.

         6. As of the Closing Date, the Facility Letter shall be deemed to have been amended to modify section 6 to delete in its entirety subsection (v) thereof and to insert therefor the following subsection
         (v), reading as follows: "(v) Maintain at all times for European Guarantor and Subsidiaries an Adjusted Tangible Net Worth (computed on a consolidated basis) of not less than its Adjusted Tangible Net Worth as of January 1, 1996."

         7. As of the Closing Date, the Loan Agreement shall be deemed to have been amended to delete in its entirety the definition of "Permanent Advance" contained in Section 1.1 thereof and to insert therefor the following definition, reading as follows:

                          "Permanent Advance - the one million Dollar (U.S.
                 $1,000,000) cash advance from ADI U.K. to Argenbright Security to be made immediately upon the request of Lender or prior to such request by Lender, at the discretion of European Borrowers."

         8. As of the Closing Date, the Loan Agreement shall be deemed to have been amended to modify Section 6.3(B) to delete the first clause thereof and to insert therefor the following clause, reading as follows:
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                 "(B)     U.S. Holdings Guarantor (on a consolidated basis) to
                 maintain at each Fiscal Period-end a ratio of (i) average Funded Indebtedness for the immediately preceding thirteen
                 (13) Fiscal Periods (provided that during the fiscal year ending December 31, 1996, such calculation shall be based upon the cumulative monthly average for such fiscal year) to (ii) EBIDAT for the immediately preceding thirteen (13) Fiscal Periods (provided that during the fiscal year ending December 31, 1996, such calculation shall be based upon the cumulative monthly average annualized for such fiscal year), of not greater than the ratio shown below for the period corresponding thereto:"

         9. As of the Closing Date, the Loan Agreement shall be deemed to have been amended to modify paragraph 5 of the Financial and Contingency Schedule thereto to delete subparagraph (e) thereof in its entirety and to insert therefor the following subparagraph (e), reading as follows: "(e) Outstanding Loan to Argenbright Investments, Inc., having an outstanding principal balance of $7,740."

         10. Except for the changes specifically made by this letter agreement, all of the terms of the Loan Agreement, the Facility Letter and the Loan Documents shall remain in full force and effect. Without limiting the generality of the foregoing, Lender hereby confirms that throughout the term of the Loan Agreement that its customary practice for applying checks or items deposited in a Controlled Disbursement Account at Bank shall continue to be that such checks or items, upon deposit in the Controlled Disbursement Account, shall work an immediate reduction in the Obligations in the amount of such checks or items (subject to reversal if returned or not finally collected) and such checks or items shall be deemed for the purpose of interest calculation only to have been received (subject to reversal if returned or not finally collected) on the first Business Day after deposit of such checks or items in the Controlled Disbursement Account.

         This letter agreement, together with the Loan Agreement (as modified by this letter agreement), the Loan Documents and the agreements related thereto, reflects the entire understanding of the parties with respect to the subject matter contained herein and supersedes any prior agreements, whether written or oral.

         This letter agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed
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and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

                                        Yours very truly,

                                        FIRST UNION COMMERCIAL
                                         CORPORATION

                                        By: /s/
                                           -------------------------------------
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         IN WITNESS WHEREOF, the parties hereto, by and through their duly authorized officers, have executed this Agreement under seal as of the day and year first above written.


                                           ARGENBRIGHT SECURITY, INC.


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           ARGENBRIGHT, INC.


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           ADI U.K. LIMITED


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           AVIATION DEFENCE INTERNATIONAL
                                           GERMANY LIMITED


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           ARGENBRIGHT HOLDINGS LIMITED


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


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                                           THE ADI GROUP LIMITED


                                           By: /s/
                                              ----------------------------------

                                           Its:
                                               ---------------------------------